Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of Fortress Transportation and Infrastructure Investors Ltd. of our report dated October 29, 2013 relating to the financial statements of Fortress Worldwide Transportation and Infrastructure General Partnership, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

January 3, 2014